                                                                   EXHIBIT 10.17


            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 30, 2001 (this "Amendment"), is among MSX INTERNATIONAL, INC., a Delaware corporation (the "Company"), each of the Borrowing Subsidiaries (as defined below) of the Company party hereto (the Company and the Borrowing Subsidiaries may each be referred to as a "Borrower" and, collectively, as the "Borrowers"), the lenders party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK ONE, NA, a national banking association, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

                  A. The Borrowers, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of November 30, 1999 (the "Credit Agreement").

                  B. The Borrowers desire to amend the Credit Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

                                      TERMS

                  In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

                  ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

                  1.1 The definition of "Applicable Margin" in Section 1.1 is restated as follows:

         "Applicable Margin" shall mean, with respect to any Floating Rate Loan, Eurodollar Loan, Eurocurrency Loan, Letter of Credit fee under Section 2.3(b)(i) and facility fee under Section 2.3(a), as the case may be, the applicable percentage set forth in the applicable table below based upon the Total Leverage Ratio, as adjusted on each date a certificate is required to be delivered pursuant to Section 5.1(d)(ii) or (iii), and shall remain in effect until the next change to be effected pursuant to this definition, based upon the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter, provided that (a) upon the occurrence and during the continuance of any Event of Default the Applicable Margin will be set at Level V, regardless of the actual Total Leverage Ratio, and (b) as of the First Amendment Effective Date, the Applicable Margin shall be set at Level IV and may not be less than Level IV until the Applicable Margin is adjusted as of the end of the 2001 fiscal year of the Company.

---------- --------------- ----------- ------------- ----------------- ------------- ------------- ------------ --------------
  Level        Total       Facility      Floating       Eurodollar       Floating     Eurodollar    Floating     Eurodollar
           Leverage Ratio     Fee          Rate      Revolving Loan,    Rate Term    Term Loan A    Rate Term    Term Loan B
                                        Revolving      Eurocurrency       Loan A                     Loan B
                                           Loan      Revolving Loan
                                                      and Letter of
                                                        Credit Fee
---------- --------------- ----------- ------------- ----------------- ------------- ------------- ------------ --------------
    I         <=2.75:1      37.5 bps      0 bps         112.5 bps        37.5 bps      150 bps       200 bps       325 bps
---------- --------------- ----------- ------------- ----------------- ------------- ------------- ------------ --------------
   II       >2.75:1 but      50 bps       25 bps         150 bps          75 bps       200 bps       200 bps       325 bps
             <=3.25:1
---------- --------------- ----------- ------------- ----------------- ------------- ------------- ------------ --------------
   III       >3.25 but       50 bps       75 bps         200 bps         125 bps       250 bps       200 bps       325 bps
             <=3.75:1
---------- --------------- ----------- ------------- ----------------- ------------- ------------- ------------ --------------
   IV        >3.75 but       50 bps      100 bps         225 bps         150 bps       275 bps       225 bps       350 bps
             <=4.25:1
---------- --------------- ----------- ------------- ----------------- ------------- ------------- ------------ --------------
    V        >=4.25:1       62.5 bps     125 bps        237.5 bps        175 bps       300 bps       250 bps       375 bps
---------- --------------- ----------- ------------- ----------------- ------------- ------------- ------------ --------------

                  1.2 The definition of "Contingent Liabilities" in Section 1.1 is amended by deleting the clause in the first sentence thereof beginning with the words "provided further".

                  1.3 The definition of "Corporate Base Rate" is deleted, and each reference in the Credit Agreement or any other Loan Document to "Corporate Base Rate" should be replaced with and be deemed references to "Prime Rate".

                  1.4 The definitions of "EBITDA", "Fixed Charge Coverage Ratio", "Fixed Charges," "Investment" and "Net Worth" in Section 1.1 is restated as follows:

                      "EBITDA" shall mean, for any period, Net Income for such period, plus all amounts deducted in determining such Net Income on account of
(a) Total Interest Expense, (b) income taxes (including the Michigan Single Business tax and the Imposta Reginole Sulle Attivita Producttive in Italy), and
(c) depreciation and amortization expense, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

                      "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (a) EBITDA plus Rental Charges, minus Capital Expenditures, and minus, at all times that the Total Leverage Ratio is not at least 0.25 below the level required under the Original 1999 Credit Agreement, the aggregate Acquisition Purchase Price paid for all Acquisitions (excluding the Cadform Acquisition and the Draupner Acquisition) after the First Amendment Effective Date, to (b) Fixed Charges, in each case as calculated for the four consecutive fiscal quarters then ending, all as determined in accordance with Generally Accepted Accounting Principles.

                      "Fixed Charges" shall mean, for any period, the sum, without duplication, of (a) Total Interest Expense plus (b) all payments of principal and other sums scheduled to be paid during such period by the Company or its Subsidiaries with respect to Indebtedness of the Company or its Subsidiaries, plus (c) Rental Charges accrued during such period by the Company and its Subsidiaries, plus (d) all dividends, distributions and other obligations paid (other than those paid with common stock) with respect to any class of the Company's Capital Stock or any dividend, payment or distribution paid (other than those paid with common stock) in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of the Company's Capital Stock, provided that any repurchases, redemptions or other acquisitions or retirements of any Capital Stock permitted by Section 5.2(k)(ii) shall be excluded from this clause
(d), (e) all accrued income taxes (including the Michigan Single Business tax and the Imposta Reginole Sulle Attivita Producttive in Italy) for such period for the Company or its Subsidiaries (but excluding all deferred income taxes unless paid or payable in such period).

                      "Investment" of a Person shall mean any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or contribution of capital by such Person (other than services performed in the ordinary course of business consistent with past practices); stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

                      "Net Worth" shall mean, as of any date, the amount of any capital stock paid in capital and similar equity accounts, including minority interest, but exclusive of any foreign currency translation adjustment account shown as a capital account of the Company and its Subsidiaries and exclusive of any changes to Net Worth as a result of any write-offs of goodwill or intangible assets recognized solely due to a change Generally Accepted Accounting Principles which occurred after the Effective Date, and minus, without duplication, the amounts of any promissory notes or other obligations owing by any employee or officer in connection with non-cash amounts advanced to such employees or officers for the purpose of purchasing Capital Stock of the Company as permitted pursuant to Section 5.2(l)(vi) which are shown as an asset of the Company and its Subsidiaries, all on a consolidated basis and in accordance with Generally Accepted Accounting Principles.

                  1.5 The following new definitions are added to Section 1.1 in appropriate alphabetical order:

                      "Acquisition Purchase Price" shall mean, with respect to any Acquisition, the aggregate purchase price for such Acquisition, including without limitation or duplication, all direct payments, all deferred payments, all Indebtedness of the target of such Acquisition which is continued (either assumed by the Company or any of its Subsidiaries, continued by the target or otherwise continued) and any other type of consideration paid or payable for any such Acquisitions), but excluding any payment made in common stock or Preferred Stock which is not Disqualified Stock of the Company.

                      "Cadform Acquisition" is defined in Section 5.2(h)(ii)(F).

                      "Draupner Acquisition" is defined in Section
5.2(h)(ii)(F).

                      "First Amendment" shall mean the First Amendment to this Agreement dated September 30, 2001.

                      "First Amendment Effective Date" shall mean the effective date of the First Amendment.

                      "Original 1999 Credit Agreement" shall mean the Amended and Restated Credit

Agreement dated as of November 30, 1999 among the Borrowers, the Lenders and the Agent, prior to giving effect to the First Amendment or any other present or future amendment or modification.

                      "Prime Rate" shall mean a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes or, when used in connection with any Advance denominated in any Eligible Currency, "Prime Rate" shall mean the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue, as determined by the Agent from time to time, which Prime Rate shall change simultaneously with any change in such announced, determined or established rates.

                  1.6 Section 2.10(b) is amended by adding the following after the words "65% of all Capital Stock" and the words "65% of their Capital Stock" in Section 2.10(b): "(or, if such 65% pledge of Capital Stock cannot be obtained or would cause an additional and material tax liability for the Company and its Subsidiaries, a pledge of such other claims and/or rights with respect to such Foreign Subsidiaries and such other arrangements and agreements as required by the Agent)".

                  1.7 Section 3.1(e) is restated as follows:

                      (e) In addition to all other payments of the Loans required hereunder, the Company shall prepay the Term Loans by an amount equal to (i) 50% of the Excess Cash Flow for each fiscal year of the Company for which the Total Leverage Ratio as of the end of such fiscal year is equal to or less than the Total Leverage Ratio required under Section 5.2(b) of the Original 1999 Credit Agreement or (ii) 75% of the Excess Cash Flow for each fiscal year of the Company for which the Total Leverage Ratio as of the end of such fiscal year is greater than the Total Leverage Ratio required under Section 5.2(b) of the Original 1999 Credit Agreement, in each case commencing with the 2000 fiscal year, payable 105 days after the end of each fiscal year. Subject to Section 3.1(i), such mandatory prepayments shall be applied pro rata between the Term Loans and shall be applied to installments thereon in the inverse order or maturities until paid in full.

                  1.8 The second sentence of Section 4.4 is restated as follows:
"Except as otherwise allowed under this Agreement, each such Subsidiary and each Person becoming a Subsidiary of the Company after the date hereof is and will be a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not reasonably be expected to result in any Material Adverse Effect."

                  1.9 The second sentence of Section 4.9 is restated as follows:
"Neither the Company nor any of its Subsidiaries knows of any material actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any Subsidiary, except for assessments (including extensions of time for the assessment of deficiencies) that are being contested in good faith by appropriate proceedings and for which adequate financial reserves have been established on their respective books and records."

                  1.10 Sections 5.2(a), (b), (c) and (e) are each restated as follows:

                       (a) Net Worth. Permit or suffer the consolidated Net Worth of the Company and its Subsidiaries to be less than the sum of (i) $32,000,000, (ii) 50% of the net income of the Company and its Subsidiaries, added as of the end of each fiscal year of the Company, commencing with the 2001 fiscal year of the Company, provided that if such net income is negative in any fiscal year the amount added for such fiscal year shall be zero and shall not reduce the amount added for any other fiscal year, and (iii) 100% of the increase to Net Worth of the Company and its Subsidiaries pursuant to the sale or the transfer of any its Capital Stock minus any amounts paid to redeem any Capital Stock of any current or former employee, director or consultant to the extent permitted by Section 5.2(k).

                       (b) Total Leverage Ratio. Permit or suffer the Total Leverage Ratio to be greater than (i) 4.25 to 1.0 at any time from and including the Effective Date to but excluding the last day of the 1999 fiscal year of the Company, (ii) 4.00 to 1.0 at any time from and including the last day of the 1999 fiscal year of the Company to but excluding the last day of the second fiscal quarter of the 2001 fiscal year of the Company, (iii) 3.75 to 1.0 at any time from and including the last day of the second fiscal quarter of the 2001 fiscal year of the Company to but excluding the last day of the third fiscal quarter of the 2001 fiscal year of the Company, (iv) 4.75 to 1.0 at any time from and including the last day of the third fiscal quarter of the 2001 fiscal year of the Company to but excluding the last day of the 2002 fiscal year of the Company, (v) 4.35 to 1.0 at any time from and including the last day of the 2002 fiscal year of the Company to but excluding the last day of the first fiscal quarter of the 2003 fiscal year of the Company, or (vi) 3.50 to 1.0 at any time thereafter.

                       (c) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than (i) 1.1 to 1.0 as of the end of any fiscal quarter of the Company ending on or after the Effective Date but before the last day of the 2000 fiscal year of the Company, (ii) 1.15 to 1.0 as of the end of any fiscal quarter of the Company ending on or after the last day of the 2000 fiscal year of the Company but before the last day of the third fiscal quarter of the 2001 fiscal year of the Company, (iii) 1.00 to 1.0 as of the end of any fiscal quarter of the Company ending on or after the last day of the third fiscal quarter of the 2001 fiscal year of the Company but before the last day of the first fiscal quarter of the 2003 fiscal year of the Company or (iv)
1.2 to 1.0 as of the end of any fiscal quarter of the Company thereafter.

                       (e) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than (i) 2.50 to 1.0 as of the end of any fiscal quarter of the Company before the last day of the third fiscal quarter of the 2001 fiscal year of the Company, (ii) 2.00 to 1.0 as of the end of any fiscal quarter of the Company ending on or after the last day of the third fiscal quarter of the 2001 fiscal year of the Company but before the last day of the third fiscal quarter of the 2002 fiscal year of the Company, (iii) 2.15 to
1.0 as of the last day of any fiscal quarter of the Company ending on or after the last day of the third fiscal quarter of the 2002 fiscal year of the Company but before the last day of the 2002 fiscal year of the Company, (iv) 2.25 to 1.0 as of the last day of any fiscal quarter of the Company ending on or after the last day of the 2002 fiscal year of the Company but before the last day of the first fiscal quarter of the 2003 fiscal year of the Company, or (v) 2.75 to 1.0 as of the end of any fiscal quarter of the Company thereafter.

                  1.11 Section 5.2(g) is amended by re-designating clause 5.2(g)(x) as 5.2(g)(xi) and adding the following new Section 5.1(g)(x):

                       "(x) Subordinate Liens on fixed assets, provided that (A) the aggregate principal amount of the Indebtedness secured by all such Liens does not exceed $5,000,000 and (B) all such Liens are subordinated to all Liens under the Security Documents pursuant to a subordination agreement acceptable to the Agent; and"

                  1.12 Section 5.2(h)(ii) is restated as follows:

                       (ii) any other Acquisition if each of the following conditions are satisfied:

         (A) immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions required by the Agent) such Acquisition: (w) no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing, (x) the representations and warranties contained in the Loan Documents shall be true and correct as if made on the date such Acquisition is consummated, (y) the Company is able to borrow at least $15,000,000 in Revolving Credit Loans after giving effect to such acquisition and (z) the Total Leverage Ratio is at least 0.25 below the level required under this Agreement,

         (B) for any Acquisition which, when aggregated with all other Acquisitions in any fiscal year of the Company, involves an aggregate purchase price paid for all such Acquisitions in any fiscal year in excess of $20,000,000, prior to the consummation of any such Acquisition, the Company shall have provided to the Lenders a certificate of the chief financial officer of the Company (attaching pro forma financial statements and computations to demonstrate compliance and projected compliance with all covenants and conditions hereunder), stating that such Acquisition complies with this Section 5.2(h), customary legal opinions reasonably acceptable to the Agent if requested by the Agent, evidence that such Acquisition is in compliance with all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, all in form and substance reasonably satisfactory to the Agent,

         (C) the target of such Acquisition is engaged in a Permitted Business,

         (D) for any Acquisition which, when aggregated with all other Acquisitions in any fiscal year of the Company, involves an aggregate purchase price paid for all such Acquisitions in any fiscal year in excess of $20,000,000, prior to the consummation of such Acquisition, the Agent shall have completed such due diligence and reviewed such agreements and documents with respect to such Acquisition as reasonably required by the Agent, and the Agent shall be reasonably satisfied with such due diligence and such review,

         (E) the board of directors or similar governing body of the target of such Acquisition has recommended such Acquisition, and

         (F) Excluding the proposed Acquisition of Draupner Associates, A.B., a company organized under the laws of Sweden (the "Draupner Acquisition"), to the extent that the aggregate Acquisition Purchase Price paid or payable for such Acquisition does not exceed $2,600,000 and the proposed Acquisition of Cadform MSX Engineering GmbH, a company organized under the laws of Germany (the "Cadform Acquisition"), to the extent the aggregate Acquisition Purchase Price paid or payable for such Acquisition does not exceed the sum of $820,000 plus an amount of existing Indebtedness of Cadform MSX Engineering GmbH to be continued in an aggregate principal amount not exceeding 9,000,000 Deutsche Marks, the Acquisition Purchase Price paid or payable for any Acquisition shall be limited as follows:

                  (x) if the Total Leverage Ratio is not at least 0.25 below the level required under the Original 1999 Credit Agreement immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions required by the Agent) such Acquisition, then the aggregate Acquisition Purchase Price paid or payable (1) for any Acquisition on or after the First Amendment Effective Date shall not exceed $2,000,000 and (2) for all Acquisitions on or after the First Amendment Effective Date shall not exceed $5,000,000; or

                  (y) if the Total Leverage Ratio is at least 0.25 below the level required under the Original 1999 Credit Agreement, immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions required by the Agent) such Acquisition, in the case of all Acquisitions which do not involve the purchase of assets located in the United States or Canada or the purchase of Capital Stock of any entity which is not organized under the laws of the United States or Canada, the aggregate Acquisition Purchase Price paid or payable for all such Acquisitions does not exceed $40,000,000, or


                  1.13 Section 5.2(i) is amended by deleting the reference therein to "Section 2.11" and substituting "Section 2.10" in place thereof.


                  1.14 Section 5.2(l) is restated as follows:

                  (l) Investments, Loans and Advances. Purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other Person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, nor make any other investment or contribution or acquire any interest whatsoever in, any other Person nor make any other Investment; nor incur any Contingent Liability except to the extent permitted under Section 5.2(f) and other Contingent Liabilities in aggregate amount not to exceed $2,000,000; nor permit any Subsidiary to do any of the foregoing; other than:

         (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business;

         (ii) Cash Equivalents;

         (iii) Acquisitions permitted pursuant to Section 5.2(h);

         (iv) investments, loans and advances in and to any Guarantor or the Company or otherwise pursuant to a transaction permitted by Section 5.2(i)(iv);

         (v) extensions of credit to employees and officers of the Company and its Subsidiaries in the ordinary course of business not in excess of $3,000,000 in cash in aggregate amount outstanding at any one time for all employees and officers plus non-cash amounts advanced to officers and employees solely for the purpose of purchasing Capital Stock of the Company and which do not result in the transfer of any cash or any other assets of the Company or any of its Subsidiaries to any such employees and officers, other than common stock of the Company in exchange for a note payable by such officer or employee to the Company;

         (vi) those investments, loans, advances and other transactions described in Schedule 5.2(l) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

         (vii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments;

         (ix) guaranties of Lender Indebtedness;

         (x) investments, loans and advances in and to any Subsidiary which is not a Guarantor or any person becoming a Subsidiary as a result thereof which is not a Guarantor shall not be permitted unless immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions as requested by the Agent) such investment, loan or advance: (w) the terms and conditions thereof shall be reasonably satisfactory to the Agent, (x) no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing, (y) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects on and as of the date such investment, loan or advance is made as if made on the date thereof and giving effect thereto and (z) after giving effect to such investment, loan or advance, the Company is able to borrow at least $15,000,000 in Revolving Credit Loans;

         (xi) investments, loans and advances after the Effective Date of this Agreement in Unrestricted Subsidiaries in aggregate outstanding amount not exceeding $5,000,000;

         (xii) investments in joint ventures not to exceed $2,500,000 in aggregate outstanding amount; and

         (xiii) other investments in an aggregate amount not exceeding $5,000,000 at any time outstanding.

                  1.15 Schedule 5.2(f) attached hereto is substituted for
Schedule 5.2(f) to the Credit Agreement.

                  1.16 Schedule 5.2(g) to the Credit Agreement is replaced with
Schedule 5.2(g) attached hereto.


                  ARTICLE II. REPRESENTATIONS. Each Borrower represents and warrants to the Agent and the Lenders that:

                  2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and is not in contravention of any statute, law or regulation or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

                  2.2 This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with the terms hereof.

                  2.3 After giving effect to the amendments contained herein, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                  2.4 After giving effect to the amendments contained herein, no Event of Default or Unmatured Event exists or has occurred and is continuing on the date hereof.


                  ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall be effective as of the date hereof when each of the following conditions is satisfied:

                  3.1 The Borrowers and the Required Lenders shall have signed this Amendment.

                  3.2 The Guarantors shall have signed the consent and agreement to this Amendment.

                  3.3 The Borrowers shall have delivered to the Agent such other documents and satisfied such other conditions, if any, as reasonably requested by the Agent.


                  ARTICLE IV.  MISCELLANEOUS.

                  4.1 The Company agrees to pay an amendment fee to each Lender signing this Amendment on or before 5:00 p.m., Detroit time, on October 1, 2001 in an amount equal to 25 basis points on the aggregate amount of such Lender's Commitments, payable on the date hereof.

                  4.2 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

                  4.3 The Borrower agrees to pay and to save the Agent harmless for the payment of all reasonable documented costs and expenses arising in connection with this Amendment, including the reasonable documented fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

                  4.4 The Borrower and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Loan Documents. The Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Lender.

                  4.5 Except as expressly amended hereby, the Borrower and each Guarantor agree that the Loan Documents and all other documents and agreements executed by the Borrower in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

                  4.6 As the condition precedent in Section 3.3 of the First Amendment to Amended and Restated Credit Agreement dated July 25, 2000 (the "July 25 Amendment") was not and will not be satisfied, all parties hereto acknowledge and agree that the July 25 Amendment was never effective and is null and void.

                  IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                                   MSX INTERNATIONAL, INC.

                                   By:/s/Carol Creel
                                      -----------------------
                                        Its:   Asst. Secretary

                                   MSX INTERNATIONAL TECHNOLOGY
                                   SERVICES, INC.

                                   By:/s/ Carol Creel
                                      -----------------------
                                        Its:   Vice President

                                   MSX INTERNATIONAL SERVICES (HOLDINGS), INC.

                                   By:/s/Carol Creel
                                      -----------------------
                                        Its:  Vice President

                                   MSX INTERNATIONAL (HOLDINGS), INC.

                                   By:/s/Carol Creel
                                      ----------------------
                                        Its:  Vice President

                                   MSX INTERNATIONAL BUSINESS SERVICES, INC.

                                   By:/s/Carol Creel
                                      -----------------------
                                        Its:  Vice President

                                   MSX INTERNATIONAL ENGINEERING
                                   SERVICES, INC.

                                   By:/s/Carol Creel
                                      -----------------------
                                        Its:  Vice President

                                   MSX INTERNATIONAL LIMITED

                                   By:/s/Carol Creel
                                      -----------------------
                                        Its:  Director

                                   MSX INTERNATIONAL HOLDINGS LIMITED

                                   By:/s/Carol Creel
                                      -----------------------
                                        Its:  Director

                                   MSX INTERNATIONAL AUSTRALIA PTY LIMITED

                                   By:/s/Carol Creel
                                      -----------------------
                                        Its:  Director

                                   BANK ONE, NA, as Agent and as a Lender
                                   (Main Chicago Office)


                                   By: /s/ Ric Huttenlocher
                                      ---------------------------
                                    Title:  Senior Vice President

                                   COMERICA BANK


                                   By:  /s/ Nicholas G. Mester
                                      ------------------------
                                      Title: Vice President

                                   DRESDNER BANK AG, NEW YORK
                                   AND GRAND CAYMAN BRANCHES

                                   By:/s/ G. Fields
                                      -----------------------
                                        Title:  Associate

                                   By:/s/ F. Kamran
                                      -----------------------
                                      Title:  Associate

                                   THE FUJI BANK, LIMITED


                                   By:____________________________
                                        Title:  ________________________

                                   HUNTINGTON NATIONAL BANK

                                   By:/s/ Mark A Koscielski
                                        Title:  Vice President

                                   NATIONAL BANK OF CANADA


                                   By:/s/R. Kevin Finn          Duane K. Bedard
                                      Title:  Vice President    Vice President

                                   NATIONAL CITY BANK


                                   By:/s/Kenneth M. Blackwell
                                        Title:  Asst. Vice President

                                   STANDARD FEDERAL BANK


                                   By:  /s/  G. Castle
                                      -----------------------------
                                        Title: First Vice President

                                   EATON VANCE SENIOR INCOME TRUST

                                   By: Eaton Vance Management as
                                       Investment Advisor


                                   By: /s/ Payson F. Swaffield
                                       -----------------------

                                       Title: Vice President
                                              ----------------

                                   EV INSTITUTIONAL SENIOR LOAN FUND


                                   By: Eaton Vance Management as
                                       Investment Advisor

                                   By: /s/ Payson F. Swaffield
                                       -----------------------
                                        Title: Vice President
                                               ---------------

                                   FIRST UNION NATIONAL BANK OF NORTH
                                   CAROLINA


                                   By: /s/ John L. Thomas
                                       ---------------------
                                       Title: Vice President

                                   FIRSTAR BANK, N.A.


                                   By:____________________________
                                        Title:  ________________________

                                   OXFORD STRATEGIC INCOME FUND

                                   By:  Eaton Vance Management as
                                         Investment Advisor
                                   By:  /s/ Payson F. Swaffield
                                        ------------------------
                                           Title: Vice President

                                   SENIOR DEBT PORTFOLIO

                                   By: Boston Management and
                                       Research as Investment Advisor


                                   By: /s/ Payson F. Swaffield
                                      ----------------------------------
                                        Title: Vice President

                                   TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION (a Successor to
                                   Transamerica Business Credit
                                   Corporation)


                                   By: /s/ Steve Goetschius
                                      ----------------------------------

                                      Title: Senior Vice President
                                            ----------------------------

                                   APEX IDM I LTD.


                                   By: /s/ Glen Duffy
                                       -----------------------------
                                        Title:  Director
                                                --------------------

                              CONSENT AND AGREEMENT

                  As of the date and year first above written, each of the undersigned hereby:

                  (a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby; and

                  (b) agrees that the Guaranty to which it is a party and each other Loan Document to which it is a party are hereby ratified and confirmed and shall remain in full force and effect, acknowledges and agrees that it has no setoff, counterclaim, defense or other claim or dispute with respect the Guaranty to which it is a party and each other Loan Document to which it is a party.

                  (c) represents and warrants to the Agent and the Lenders that the execution, delivery and performance of this Consent and Agreement, the Guaranty to which it is a party and each other Loan Document to which it is a party are within its powers, have been duly authorized and are not in contravention of any statute, law or regulation or of any terms of its organizational documents or of any material agreement or undertaking to which it is a party or by which it is bound, and this Consent and Agreement, the Guaranty to which it is a party and each other Loan Document to which it is a party are the legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof and thereof. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                                   MSX INTERNATIONAL TECHNOLOGY SERVICES, INC.

                                   By: /s/ Carol Creel
                                      ------------------------------------
                                            Carol Creel
                                   Title:   Vice President

                                   MSX INTERNATIONAL SERVICES (HOLDINGS), INC.

                                   By:  /s/ Carol Creel
                                      ------------------------------------
                                            Carol Creel
                                   Title:   Vice President

                                   MSX INTERNATIONAL BUSINESS SERVICES, INC.

                                   By:  /s/ Carol Creel
                                      ------------------------------------
                                            Carol Creel
                                   Title:   Vice President

                                   MSX INTERNATIONAL ENGINEERING SERVICES, INC.

                                   By:  /s/ Carol Creel
                                      ------------------------------------
                                            Carol Creel
                                   Title:   Vice President

                                   MSX INTERNATIONAL (HOLDINGS), INC.

                                   By: /s/ Carol Creel
                                       ------------------------------------
                                             Carol Creel
                                   Title:    Vice President

                                   MEGATECH ENGINEERING, INC.

                                   By: /s/ Carol Creel
                                       ------------------------------------
                                             Carol Creel
                                   Title:    Vice President

                                   CREATIVE TECHNOLOGY SERVICES, L.L.C.

                                   By: /s/ Carol Creel
                                       ------------------------------------
                                             Carol Creel
                                   Title:    Secretary

                                   CHELSEA COMPUTER CONSULTANTS, INC.

                                   By: /s/ Carol Creel
                                       ------------------------------------
                                             Carol Creel
                                   Title:    Vice President

                                   MILLENNIUM COMPUTER SYSTEMS, INC.

                                   By: /s/ Carol Creel
                                       ------------------------------------
                                             Carol Creel
                                   Title:    Vice President

                                 SCHEDULE 5.2(F)



I.       INDEBTEDNESS

         1. Deutsche Bank standby letter of credit in an aggregate available amount of DM 300,000 to secure real estate lease commitments which have traditionally been supported by a DM 500,000 unsecured credit facility.

         2. See capital leases appearing in UCC search schedule included as an exhibit to the Amended and Restated Credit Agreement dated as of November 30, 1999.

         3. Satiz S.p.A. has a financing agreement with the Fiat group factoring agent, Fidis S.p.A. The agreement provides for borrowings for general corporate purposes, up to 100% of eligible accounts receivable. Receivables from Fiat group companies are transferred from the customer to Fidis. At August 31, 2001, Satiz received advances pursuant to the agreement totaling approximately $18.6 million.

         4. Quandocorre Interinale S.p.A., ("QI") has a line of credit for Lit. 1,500,000,000 (approximately $750,000) provided by Banca Commerciale Italiana S.p.A. ("Comit"). The line of credit is open for indefinite duration, but the bank may terminate it with limited notice.

                                 SCHEDULE 5.2(G)


II.      EXISTING LIENS

         1. UCC liens appearing in the UCC search schedule included as an exhibit to the Amended and Restated Credit Agreement dated as of November 30, 1999.

         2. Mortgage held by Trustee Savings Bank securing 99-year lease on long-leasehold property in Southend, England in the amount of(pound)6,000.

         3.       Lessor's interest in permitted capital leases.

         4. Quandocorre Interinale S.p.A., an indirect subsidiary, has deposited Lit. 700 million (approximately $340,000) as security in favor of the Italian Ministry of Labor, required as a condition to the issuance of the authorization for QI to operate.